EXHIBIT 10.6

AMENDMENT TO FACTORING AND SECURITY AGREEMENT

This Amendment to Factoring and Security Agreement dated February 26, 2008, is made by and between THERMO CREDIT LLC (hereinafter referred to as the “Purchaser”) and Progressive Concepts, Inc. (“Seller”), who hereby agree as follows:

WHEREAS, Purchaser and Seller entered into a Factoring and Security Agreement (hereinafter the “Agreement”) dated as of August 10, 2006 (all capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement);

WHEREAS, the Agreement was amended on May 18, 2007 to increase the amount of the Purchase Commitment contained in the Term Sheet and modify certain fees structures;

WHEREAS, the Purchaser and Seller desire to further amend the Agreement to increase the amount of the Purchase Commitment contained in the Term Sheet and to make other modifications as reflected below;

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Seller and Purchaser hereby mutually enter into this Amendment to the Agreement as follows:

1.	The Purchase Commitment reflected on Schedule 1 is hereby amended to be: “Fifteen Million Dollars ($15,000,000.00).”

2.	Discount Fees as reflected in Schedule 1 are modified as follows (such change effective the date of this Second Amendment):

a.	Initial Fee : 1.05% of the Purchased Receivables;

b.	For the “Pre-billed Receivables”, the Initial Discount Fee is 0.95% of the Purchased Pre-billed Receivables each month;

3.	The “Termination Date” reflected in Exhibit A-Definitions to the Agreement is hereby amended to be February 26, 2010.

4.	The percentage to be provided for in the “Thermo Contingency Account” as reflected in Exhibit A-Definitions to the Agreement is changed from 5.00% to 2.50% of the Net Value of Purchased Receivables

5.	The Seller hereby certifies that all of the representations and warranties contained in the Agreement are true and correct as of the date thereof; that the Seller is not in default under the Agreement; no event of default has occurred and is continuing; that Seller has not breached any covenant contained in the Agreement; that the Agreement is in full force and effect as of the date hereof.

6.	Simultaneous with Seller’s execution of the Agreement, Seller will pay to Purchaser a Commitment Fee of 1.50% on the amount of the Purchase Commitment in accordance with Section 4.5 of the Agreement, such amount being deducted in 2 equal installments, the first from the first purchase subsequent to the date of this Amendment and the second from the purchase on the first anniversary of the Agreement. The first installment will be reduced by the pro-rata portion of the commitment fee paid with the First Amendment.

7.	Except as set forth above, all of the remaining terms, provisions and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date first above written.

PURCHASER:
THERMO CREDIT, LLC

By:	\s\ Jack V. Eumont, Jr.
Name:	Jack V. Eumont, Jr.
Title:	Executive Vice President

SELLER:
Progressive Concepts, Inc.

By:	\s\ Thomas A. Hyde, Jr.
Name:	Thomas A. Hyde, Jr.
Title:	President and Chief Operating Officer

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